UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2014

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 15, 2014, Chesapeake Energy Corporation (the “Company”), completed the refinancing of its prior credit facility, which was scheduled to mature in December 2015, and entered into a new Credit Agreement by and among: (i) the Company, as borrower; (ii) MUFG Union Bank N.A., as the administrative agent, co-syndication agent, a swingline lender and a letter of credit issuer; (iii) Wells Fargo Bank, National Association, as co-syndication agent, a swingline lender and a letter of credit issuer; (iv) Bank of America, N.A., Crédit Agricole Corporate and Investment Bank and JPMorgan Chase Bank, N.A., as co-documentation agents and letter of credit issuers; and (v) certain other lenders named therein (the “Credit Facility”). The aggregate initial commitment of the lenders under the Credit Facility is $4.0 billion. The Credit Facility provides for an accordion feature, pursuant to which the aggregate commitments thereunder may be increased by up to an additional $1.0 billion from time to time, subject to agreement of the participating lenders and certain other customary conditions. The Credit Facility has an initial maturity date of December 15, 2019, which may be extended up to two times for additional one-year periods at the request of the Company and consent of the participating lenders, subject to certain customary conditions. The Credit Facility is currently unsecured; however, the Company will be required to provide collateral, and the Credit Facility will become subject to a borrowing base, if the Company’s credit rating with Moody’s Investors Services, Inc. (“Moody’s”) or Standard & Poor’s Ratings Services (“S&P”) declines to specified levels, as described in the Credit Facility. As described above, the Credit Facility replaced the Company’s prior credit agreement, the $4.0 billion Eighth Amended and Restated Credit Agreement dated December 2, 2010, by and among Chesapeake Exploration, L.L.C., as borrower, Union Bank, N.A., as administrative agent, Wells Fargo Bank, National Association, The Royal Bank of Scotland plc and BNP Paribas, as co-syndication agents, Crédit Agricole Corporate and Investment Bank, as documentation agent, and the several lenders party thereto (the “Prior Credit Agreement”), which was scheduled to mature in December 2015.

Revolving loans under the Credit Facility bear interest at the ABR (alternative base rate) or LIBOR, at the Company’s election, plus an applicable margin rate (currently 0.625% per annum for ABR loans and 1.625% per annum for LIBOR loans), depending on the Company’s credit rating. The terms of the Credit Facility include covenants limiting, among other things, the ability of the Company and its Restricted Subsidiaries (as defined in the Credit Facility) to incur additional indebtedness, incur liens, consummate mergers and similar fundamental changes, make restricted payments, make investments in Unrestricted Subsidiaries (as defined in the Credit Facility) and enter into transactions with affiliates. The Credit Facility also contains a financial covenant that requires the Company to maintain a consolidated debt to consolidated EBITDA ratio (as defined in the Credit Facility) that does not exceed 4.0:1.0 as of the last day of each fiscal quarter (or instead, during any time that the Company has a credit rating of at least Baa3 from Moody’s and BBB- from S&P, a net debt to capitalization ratio that does not exceed 65% as of the last day of each fiscal quarter).

The Credit Facility includes events of default relating to customary matters, including, among other things, nonpayment of principal, interest or other amounts; violation of covenants; incorrectness of representations and warranties in any material respect; cross-payment default and cross acceleration with respect to indebtedness in an aggregate principal amount of $125.0 million or more; bankruptcy; judgments involving liability of $125.0 million or more that are not paid; and ERISA events. Many events of default are subject to customary notice and cure periods.

MUFG Union Bank N.A. and Wells Fargo Bank Securities, LLC are joint lead arrangers and joint bookrunners for the Credit Facility. In addition, certain of the lenders party to the Credit Facility, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses.

The above description of the material terms and conditions of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Facility, which is filed as Exhibit 10.1 hereto.

Item 1.02	Termination of a Material Definitive Agreement

In connection with the execution and delivery of the Credit Facility described in Item 1.01 above, the Company terminated the Prior Credit Agreement, effective as of December 15, 2014. The Company did not pay any prepayment penalties in connection with the termination of the Prior Credit Agreement. For a description of the Prior Credit Facility, see Note 3 to the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Credit Facility in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Document Description

10.1	Credit Agreement dated December 15, 2014 by and among: (i) the Company, as borrower; (ii) MUFG Union Bank N.A., as administrative agent, co-syndication agent, a swingline lender and a letter of credit issuer; (iii) Wells Fargo Bank and National Association, as co-syndication agent, a swingline lender and a letter of credit issuer; (iv) Bank of America, N.A., Crédit Agricole Corporate and Investment Bank and JPMorgan Chase Bank, N.A., as co-documentation agents and letter of credit issuers; and (v) certain other lenders named therein.

99.1	Chesapeake Energy Corporation press release dated December 16, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

Date: December 16, 2014	By:	/s/ James R. Webb
James R. Webb Executive Vice President – General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Credit Agreement dated December 15, 2014 by and among: (i) the Company, as borrower; (ii) MUFG Union Bank N.A., as Administrative agent, co-syndication agent, a swingline lender and letter of credit issuer; (iii) Wells Fargo Bank and National Association, as co-syndication agent, a swingline lender and letter of credit issuer; (iv) Bank of America, N.A., Crédit Agricole Corporate and Investment Bank, JPMorgan Chase Bank, N.A., as co-documentation agents and letter of credit issuers; and (v) certain other lenders named therein.

99.1	Chesapeake Energy Corporation press release dated December 16, 2014.